FIRST PACTRUST BANCORP, INC.

FOR RELEASE AT 2:00 P.M. P.D.T.
August 24, 2005

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND AND STOCK REPURCHASE PROGRAM

CHULA VISTA, CA – August 24, 2005 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank, announced today that its Board of Directors has declared a quarterly cash dividend of thirteen and one-half cents ($0.135) per share on its outstanding common stock. The dividend will be payable on September 23, 2005 to shareholders of record as of September 9, 2005.

Hans R. Ganz, President and Chief Executive Officer of the Company, said “this tenth consecutive increase to our quarterly dividend reflects our commitment to enhance shareholder value.”

As of June 30, 2005, the Company had consolidated total assets of $733.3 million and stockholders’ equity of $79.1 million, with 4,544,500 shares of common stock currently outstanding. The Company’s stock is traded on the Nasdaq Stock Market under the symbol “FPTB”.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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